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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 2 to Registration Statement No. 333-52448 of Onvia.com, Inc. on Form S-4 of our report relating to the consolidated financial statements of Onvia.com, Inc. dated February 4, 2000 (February 29, 2000, as to Note 13), and to our report relating to the financial statements of Globe-1, Incorporated dated September 29, 2000, appearing in this proxy statement/prospectus, which is part of such Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

Seattle, Washington
January 29, 2001